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                                                                     Exhibit 4.3

The face of the specimen certificate representing the Company's Ziff-Davis Inc.- ZDNet Common Stock, par value $0.01 per share, has the Ziff-Davis logo on the front center of the certificate with "Ziff-Davis Inc.-ZDNet Common Stock" written underneath it. In the bottom center of the certificate is the corporate seal of the company. The specimen certificate conforms to the New York Stock Exchange, Inc. requirements for certificate forms, printing and engraving.

At the top of the certificate, outside of the certificate's border, the following legend appears:

                 TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY.

The text of the face of the certificate, appearing within the border, is as follows:
Number
Shares


ZIFF-DAVIS INC.-ZDNET COMMON STOCK

Common
Incorporated under the laws of the State of Delaware
Common
See reverse for certain definitions
This certificate is transferable in New York, New York
CUSIP

     THIS CERTIFIES that _________ is the owner of ___________ FULLY PAID AND NONASSESSABLE SHARES OF ZIFF-DAVIS INC.-ZDNET COMMON STOCK, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, on surrender of this certificate properly endorsed.

     This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
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     /s/ J. Malcolm Morris                    /s/ Eric Hippeau
         Secretary                                Chairman and
                                                  Chief Executive Officer

On the right hand side of the certificate, appearing sideways within the certificate's border, is the following text:
          Countersigned and registered:

               THE BANK OF NEW YORK
                              Transfer Agent and Registrar
     By:
                              Authorized Signature

The back of the certificate does not have a border and contains the following text:

                                         ZIFF-DAVIS INC.

     The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common.
UNIF GIFT MIN ACT - ____________Custodian____________
                      (Cust)               (Minor)
                  under Uniform Gifts to Minors
                   Act ____________
                         (State)

          Additional abbreviations may also be used though not in the above list.


     For value received, _____________ hereby sell assign and transfer unto (please insert social security or other identifying number of assignee) ________________ (please print or typewrite name and address, including zip code, of assignee) shares of the capital
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stock represented by the Certificate, and do hereby irrevocably constitute and appoint _______________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

                         __________________________________________
                 Notice: The signature to this Assignment must correspond
                  with the name as written upon the face of the
                   certificate in every particular, without alteration or
                    enlargement, or any change whatever.


Signature(s) Guaranteed:


_____________________________
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loans associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.